LanzaTech Announces Progress on Strategic Actions to Sharpen Business Focus and Improve Cost Structure Executing initiatives to streamline priorities and drive approximately $30 million of annual cash operating expense reductions Reschedules fourth quarter and full-year 2024 earnings conference call CHICAGO, IL (March 4, 2025) – LanzaTech Global, Inc. (NASDAQ: LNZA) (“LanzaTech” or the “Company”), a carbon management solutions company, today announced progress on strategic actions being taken to transition the Company from an innovation hub to a profitable enterprise. Additionally, the Company has rescheduled its fourth quarter and full-year 2024 earnings call to March 31, 2025, to more closely align with the filing of its Annual Report on Form 10-K. “Over the last two decades, LanzaTech has been at the forefront of carbon management innovation, pushing the boundaries to establish new products and markets," said Dr. Jennifer Holmgren, Chair and CEO of LanzaTech. “As we shift the Company’s focus from research and development to globally deploying our proven technology, we are pursuing partnership opportunities for technologies that are ready to stand on their own and sharpening our focus on high-impact commercial projects that align more with a path to profitability. As part of this transition, we continue to action plans to right-size our cost structure and expect to achieve significant annual cash cost savings as a result.” Along with the recently announced intention to spin out the Company’s synthetic biology platform referred to as LanzaX, LanzaTech is evaluating scale up opportunities for its nutritional protein capabilities referred to as LanzaTech Nutritional Protein (“LNP”). This strategic approach is designed to enable these platforms to access the capital required to accelerate the development of their independent pipelines of existing projects. It will also enable LanzaTech to have a sharper focus on the growth priorities of the Company’s core biorefining operations, including the technology’s inclusion in integrated waste-based ethanol to Sustainable Aviation Fuel (“SAF”). Examples of high-priority commercial projects under development include a project in the United Kingdom and a project in the European Union, each 30-million gallon per year, waste-based ethanol-to- SAF facilities that will leverage the LanzaTech and LanzaJet CirculAir™ solution to form an efficient and economically compelling offering that provides the aviation industry with a platform to produce waste- based SAF globally. Additionally, the Company is implementing strategic measures to scale its business globally with greater cost efficiency. This includes evaluating its global footprint, with anticipated consolidations expected to reduce the workforce by approximately 10 to 15 percent. These measures, combined with the LanzaX and

LNP strategic opportunities, and other cost savings plans, have the potential to result in approximately $30 million of annual cash operating expense reductions. LanzaTech Reschedules Fourth Quarter and Full-Year 2024 Earnings Call The Company announced today that it has rescheduled its previously announced earnings release and conference call. The Company now intends to release its fourth quarter and full-year 2024 earnings results on Monday, March 31, 2025, and host its conference call the same day at 8:30 a.m. Eastern Time. The change is to more closely align the Company’s earnings call with the filing of its Annual Report on Form 10-K. The conference call may be accessed via a live webcast on a listen-only basis through the Events and Presentations section of LanzaTech’s Investor Relations website. An archive of the webcast will be available for twelve months. To attend the live conference call via telephone, domestic callers can access by dialing (800) 225-9448 and international callers can access by dialing (203) 518-9708, and using the conference identification code LANZA. A replay of the conference call will be available shortly after the call ends and can be accessed by domestic callers by dialing (844)-512-2921 and by international callers by dialing (412)-317-6671, and entering the access identification code 11157950. The replay will be available until 11:59 pm Eastern Time April 14, 2025. About LanzaTech LanzaTech Global, Inc. (NASDAQ: LNZA) is a leading carbon recycling company transforming waste carbon into sustainable fuels, chemicals, materials, and protein for everyday products. Using its bio- recycling technology, LanzaTech captures carbon generated by energy-intensive industries at the source, preventing it from being emitted into the air. LanzaTech then gives that captured carbon a new life as a clean replacement for virgin fossil carbon in everything from household cleaners and clothing fibers to packaging and fuels. By partnering with companies across the global supply chain like ArcelorMittal, Coty, Craghoppers, and LanzaJet, LanzaTech is paving the way for a circular carbon economy. For more information about LanzaTech, visit https://lanzatech.com. Forward Looking Statements This press release includes forward-looking statements regarding, among other things, the plans, strategies, and prospects, both business and financial, of LanzaTech. These statements are based on the beliefs, assumptions, projections and conclusions of LanzaTech’s management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, many of which are outside LanzaTech’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. LanzaTech cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are not guarantees of future performance, conditions or results, and you should not rely on forward-looking statements. Generally, statements that are not historical facts, including those concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: timing delays in the advancement of projects to the final investment decision stage or into construction; failure by customers to adopt new technologies and platforms; fluctuations in the availability and cost of feedstocks and other process inputs; the availability and continuation of government funding and support; broader economic conditions, including inflation, interest rates, supply chain disruptions, employment conditions, and competitive pressures; unforeseen technical, regulatory, or commercial challenges in scaling proprietary technologies, business functions or operational disruptions; and other economic, business, or competitive factors, and other risks and uncertainties, including the risk factors and other information contained in LanzaTech’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as other existing and future filings with the U.S. Securities and Exchange Commission. Any forward-looking statement herein is based only on information currently available to LanzaTech and speaks only as of the date on which it is made. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Contacts: Kate Walsh VP, Investor Relations Investor.Relations@lanzatech.com